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                                                                    EXHIBIT 21.1


                                                          Names under
                                                          which each
                                   State of               subsidiary
The Company's subsidiaries       Incorporation           does business
--------------------------       -------------           -------------

Horizon Organic Dairy, Inc.        Colorado          Horizon Organic Dairy

Horizon Organic Dairy,                               Horizon Organic Farms
Idaho Farm, Inc.                   Colorado          Horizon Organic Dairy

Horizon Organic Dairy,                               Horizon Organic Farms
Maryland Farm, Inc.                Colorado          Horizon Organic Dairy